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                                                                     EXHIBIT 5.1

February 28, 2002


Corixa Corporation
1124 Columbia Street, Suite 200
Seattle, WA 98104-2040

RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with a proposed sale of up to 8,200,000 shares (the "Common Shares") of common stock of Corixa Corporation (the "Company"), $0.01 par value, that may be issued to the selling stockholders (i) pursuant to a Private Equity Line Financing Agreement dated December 3, 2001, between the Company and a selling stockholder (the "Equity Line Agreement") and (ii) upon exercise of warrants held by selling stockholders (the "Warrants"), and resold by the selling stockholders from time to time pursuant to a Registration Statement on Form S-3.

We have examined the Registration Statement and such instruments, documents, certificates and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that, upon receipt by the Company of the full consideration for the Common Shares on the terms provided in the Equity Line Agreement or the Warrants, as applicable, the Common Shares will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement as originally filed or as subsequently amended or supplemented, and to the reference to our firm in the Registration Statement under the heading "Legality of Common Stock." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,


ORRICK, HERRINGTON & SUTCLIFFE LLP